UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 24, 2014

Cole Credit Property Trust V, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-189891 (1933 Act)	46-1958593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016

(Address of principal executive offices)

(Zip Code)

(602) 778-8700

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 24, 2014, Michael T. Ezzell was appointed as chairman of the board of directors, the chief executive officer and the president of Cole Credit Property Trust V, Inc. (the “Company”) by the Company’s board of directors. Mr. Ezzell also has served as chief executive officer and president of Cole REIT Advisors V, LLC, the Company’s advisor, since December 2014, and previously served as executive vice president of the Company’s advisor from March 2014 until December 2014. In addition, Mr. Ezzell, age 39, serves or served in the following positions for certain other programs sponsored by Cole Capital®:

Entity	Position(s)	Dates
Cole Office & Industrial REIT (CCIT II), Inc., Cole Real Estate Income Strategy (Daily NAV), Inc.	Chairman of the board of	December 2014 –
	directors, chief executive officer and president	Present

Cole Capital Corporation	President and treasurer	December 2014 – Present
	Executive vice president	March 2014 – December 2014

Cole Real Estate Income Strategy (Daily NAV) Advisors, LLC, Cole Corporate Income Advisors II, LLC, Cole Capital Partners, LLC, Cole Capital Advisors, Inc.	Chief executive officer	December 2014 –
	and president	Present
	Executive vice president	March 2014 – December 2014

Cole REIT Advisors, LLC, Cole REIT Advisors III, LLC, Cole Corporate Income Advisors, LLC, Cole REIT Advisors IV, LLC	Executive vice president	March 2014 – Present

Mr. Ezzell has served as chief executive officer and president of Cole Capital since December 2014. He previously served as executive vice president, private capital markets at Cole Capital from March 2014 until December 2014. In his current role, Mr. Ezzell provides strategic direction and oversees all aspects of the management of Cole Capital, including product development, external and internal sales, marketing, broker/dealer relations, due diligence and securities operations. Mr. Ezzell served as senior vice president, product and business development at Cole Capital from January 2010 until March 2014. Prior to joining Cole Capital and its affiliates in January 2010, Mr. Ezzell was employed by AIG Advisor Group from November 2004 until January 2010, most recently as director of investment research. Mr. Ezzell was actively involved in the due diligence and research of all packaged investment products and programs for AIG Advisor Group’s four independent broker-dealers with a network of approximately 6,000 independent financial advisors. Mr. Ezzell also served as a vice president with J.P. Carey Asset Management from 1998 until 2004. Mr. Ezzell received a B.A. degree with a double major in Economics and Political Science from Stetson University. He holds FINRA Series 7, 24 and 63 licenses.

Mr. Ezzell did not enter into an employment agreement with the Company in connection with his appointment as the Company’s chief executive officer and president, and the appointment of Mr. Ezzell as a director and as the chief executive officer and president of the Company was not made pursuant to any arrangement or understanding between Mr. Ezzell and any other person. Mr. Ezzell has not had any direct or indirect material interests in any transaction with the Company or to which the Company is a party or in any currently proposed transaction with the Company or to which the Company is a party. Mr. Ezzell replaces Nicholas S. Schorsch, who resigned as a director and as the chief executive officer and president of the Company effective as of December 12, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 2, 2015	COLE CREDIT PROPERTY TRUST V, INC.

	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Chief Financial Officer and Treasurer
Principal Financial Officer